Exhibit 10.22

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (the “Amendment”) is made as of the 31 th day of March, 2005, by and between KEY TECHNOLOGY, INC., an Oregon corporation (the “Borrower”), and BANNER BANK, a Washington banking corporation (the “Lender”).

RECITALS

A. Borrower and Lender are parties to that certain Loan Agreement dated as of August 9, 2002 as amended by that certain Amendment to Loan Documents dated as of December 11, 2002, by that certain Letter Agreement dated March 24, 2003, by that certain Change In Terms Agreement dated May 1, 2003, by that certain Amendment to Loan Documents dated July 31, 2003, by that certain Letter Agreement dated July 26, 2004 and by that certain Letter Agreement dated December 7, 2004 (as the same may be amended, modified or extended from time to time the “Loan Agreement”) and the related Loan Documents described therein.

B. Pursuant to the terms of the Loan Agreement, Lender made non-revolving loans to Borrower under a reducing non-revolving credit facility (the “Reducing Non-Revolving Loans”), which non-revolving credit facility has expired and Borrower has repaid the Reducing Non-Revolving Loans.

C. The revolving credit facility under the Loan Agreement is currently scheduled to expire on April 10, 2005, and Borrower has requested Lender to extend the expiration date of such revolving credit facility until April 10, 2006, and to make certain other modifications to the Loan Agreement which Lender has agreed to do, subject to, among other things, the execution and delivery of this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which is hereby acknowledged, Borrower and Lender hereby agree as follows:

AGREEMENT

1. Definitions; Interpretation. Capitalized terms used herein and not otherwise defined shall have the meaning given in the Loan Agreement. The rules of construction and interpretation specified in Section 1.2 and Section 1.4 of the Loan Agreement also apply to this Amendment and are incorporated herein by this reference.

2. Amendments to Loan Agreement. The Loan Agreement is amended as follows:

(a) Amendment to Definitions. In Section 1.1, amendments are made to the definitions as follows:

(i) Business Day. The definition of “Business Day” is amended and restated to read as follows:

“Business Day” means any day other than Saturday, Sunday or other day on which banks are authorized or obligated to close in Walla Walla, Washington, except that in the context of the selection of a Loan accruing interest at the Revolving LIBOR Rate or the calculation of the Revolving LIBOR Rate for any Interest Period, in which event “Business Day” means any day, other than Saturday or Sunday, on which dealings in foreign currencies and exchange between banks may be carried on in London, England and Walla Walla, Washington.

(ii) Eurodollar Reserves. The definition of “Eurodollar Reserves” is added to read as follows:

SEA 1524722v5 58243-2

“Eurodollar Reserves” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any special, supplemental, marginal or emergency reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System or any other banking authority to which Lender is subject for Eurocurrency Liability (as defined in Regulation D of such Board of Governors). It is agreed that for purposes hereof, each Revolving Loan accruing interest at the Revolving LIBOR Rate shall be deemed to constitute a Eurocurrency Liability and to be subject to the reserve requirements of Regulation D, without benefit of credit or proration, exemptions or offsets which might otherwise be available to Lender from time to time under such Regulation D. Eurodollar Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage and shall apply to Interest Periods commencing after the effective date of change.

(iii) Interest Period. The definition of “Interest Period” is added to read as follows:

“Interest Period” means, with respect to any LIBOR Rate Loan, the period commencing on the first day Borrower elects to have such LIBOR Rate apply to such Loan and ending three (3) months thereafter, as specified in the Interest Rate Notice given in respect of such Loan, or as otherwise determined pursuant to Section 2.4(b); provided, however, that no Interest Period may be selected for any Loan if it extends beyond the Revolving Maturity Date.

(iv) Interest Rate Notice. The definition of “Interest Rate Notice” is added to read as follows:

“Interest Rate Notice” has the meaning given in Section 2.4(b).

(v) LIBOR Rate. The definition of “LIBOR Rate” is added to read as follows:

“LIBOR Rate” means, for any Interest Period, an interest rate per annum equal to the product of (i) the Eurodollar Rate in effect for any Interest Period and (ii) the Eurodollar Reserves in effect on the first day of such Interest Period. The “Eurodollar Rate” will be determined by reference to that rate which appears on the display designated as “Page 3750” on the Telerate Service (or on such other page on that service or such other service designated by the British Banker’s Association for the display of that Association’s Interest Settlement Rates for U.S. Dollar deposits) as of 11:00 a.m. (London time), on the day that is two (2) Business Days prior to the first date of the proposed Interest Period. If there are no applicable quotes available through Telerate Service, the Eurodollar Rate will be determined by reference to that rate appearing on the Reuters Screen LIBO Page as of 11:00 a.m. (London time), on the day that is two (2) Business Days prior to the first date of the proposed Interest Period. If more than one such rate appears on the display, the rate will be the arithmetic mean of such rates. If there is no period equal to the Interest Period on the display, the LIBOR Rate shall be determined by straight-line interpolation to the nearest month (or week or day if expressed in weeks or days) corresponding to the Interest Period between the two (2) nearest neighboring periods on the display. Rounding, if necessary, shall be to the nearest one-one hundred thousandth of one percent (.00001%). If there are no applicable quotes available through Telerate Service or on the Reuters Screen LIBO Page, then the Revolving LIBOR Rate shall be deemed unavailable as provided in Section 2.4(d).

(vi) LIBOR Rate Loan. The definition of “LIBOR Rate Loan” is added to read as follows:

“LIBOR Rate Loan” means any Revolving Loan (or portion thereof) bearing interest at the Revolving LIBOR Rate.

SEA 1524722v5 58243-2

(vi) Prime Rate Loan. The definition of “Prime Rate Loan” is added to read as follows:

“Prime Rate Loan” means any Revolving Loan (or portion thereof) bearing interest at the Revolving Prime Rate and the Term Loan.

(vii) Revolving Interest Rate. The definition of “Revolving Interest Rate” is added to read as follows:

“Revolving Interest Rate” means for each Revolving Loan (or portion of thereof) (i) the Prime Rate minus one and one half percent (1.50%) or (ii) the LIBOR Rate plus one and one tenth percent (1.10%), in each case as designated by Borrower in an Interest Rate Notice given with respect to such Revolving Loan (or portion thereof) or as otherwise determined pursuant to Section 2.4(b).

(viii) Revolving LIBOR Rate. The definition of “Revolving LIBOR Rate” is added to read as follows:

“Revolving LIBOR Rate” has the meaning given in Section 2.4(b).

(ix) Revolving Prime Rate. The definition of “Revolving Prime Rate” is added to read as follows:

“Revolving Prime Rate” has the meaning given in Section 2.4(b).

(x) Revolving Maturity Date. The definition of “Revolving Maturity Date” is amended and restated to read as follows:

“Revolving Maturity Date” means April 10, 2006.

(b) Amendments to Section 2.4. Section 2.4 is amended and restated to read as follows:

Section 2.4 Interest on Loans.

(a) General Provisions. Borrower agrees to pay to Lender interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan shall be due and payable at a per annum rate as follows: (i) for each Revolving Loan interest shall accrue at a per annum rate equal to the Revolving Interest Rate in effect from time to time with respect to such Revolving Loan (or portions thereof) and (ii) for the Term Loan interest shall accrue at a per annum rate equal to the Prime Rate (changing as such Prime Rate changes); provided, however, that after the occurrence and during the continuation of an Event of Default, interest shall accrue at a per annum rate equal to three percent (3%) above the Prime Rate (changing as such Prime Rate changes). Accrued but unpaid interest on each Loan shall be paid in arrears as follows: (1) for each Revolving Loan (or portion thereof) bearing interest at the Revolving Prime Rate, on the first Business Day of each calendar month and at the Revolving Maturity Date, (2) for each Revolving Loan (or portion thereof) bearing interest at the Revolving LIBOR Rate, on the last day of the Interest Period and (3) for the Term Loan, on the first Business Day of each February, May, August and November and at the Term Loan Maturity Date. Accrued interest on any Loan shall be payable on demand after the occurrence of an Event of Default.

(b) Selection of Alternative Rates.

(i) Borrower may, subject to the requirements of this Section 2.4(b), on two (2) Business Days’ prior notice, elect to have interest accrue on any Revolving Loan (or any

SEA 1524722v5 58243-2

portion thereof) at the rate of interest set forth in clause (ii) of the definition of Revolving Interest Rate (the “Revolving LIBOR Rate”) for an Interest Period. Such notice (herein, an “Interest Rate Notice”) shall be deemed delivered when received by Lender except that an Interest Rate Notice received by Lender after 11:00 a.m. (Walla Walla time) on any Business Day, shall be deemed to have been delivered or received on the immediately succeeding Business Day. All Interest Rate Notices shall be in writing. Each such Interest Rate Notice shall identify, subject to the conditions of this Section 2.4(b), the Revolving Loan or portions thereof to accrue interest at the Revolving LIBOR Rate and the Interest Period which Borrower selects. Each such Interest Rate Notice shall be irrevocable and shall constitute a representation and warranty by Borrower that (1) as of the date of such Interest Rate Notice, the representations and warranties set forth in Article 4 hereof are true and correct in all material respects (subject to any waivers of the terms thereof then in effect in accordance with the terms of this Agreement) as of the date of such Interest Rate Notice unless such representation and warranty is made as of a specific date, and (2) no Default or Event of Default has occurred and is continuing.

(ii) Borrower’s right to select the Revolving LIBOR Rate to apply to a Revolving Loan (or any portion thereof) shall be subject to the following conditions: (1) the aggregate of all Revolving Loans of the same type or portions thereof to accrue interest at a particular Revolving LIBOR Rate for the same Interest Period shall be an integral multiple of Fifty Thousand Dollars ($50,000) and not less than Two Hundred Fifty Thousand Dollars ($250,000); (2) the Revolving LIBOR Rate may not be selected for any Revolving Loan (or portion thereof) which is already accruing interest at the Revolving LIBOR Rate unless such selection is only to become effective at the maturity of the Interest Period then in effect; (3) Lender shall not have given notice pursuant to Section 2.4(e) that the selected Revolving LIBOR Rate is not available; and (4) no Default or Event of Default shall have occurred and be continuing.

(iii) In the absence of an effective request and acceptance thereof for the application of a Revolving LIBOR Rate, the Revolving Loans (or remaining portions thereof) shall accrue interest at the rate of interest set forth in clause (i) of the definition of Revolving Interest Rate (the “Revolving Prime Rate”). Any Interest Rate Notice which specifies an Revolving LIBOR Rate but fails to identify an Interest Period shall be deemed to be a request for the designated Revolving LIBOR Rate for an Interest Period of three (3) months.

(iv) The Interest Rate Notice may be given with and contained in any Notice of Borrowing.

(v) If Borrower delivers an Interest Rate Notice with any Notice of Borrowing for a LIBOR Rate Loan and Borrower thereafter declines to take such LIBOR Rate Loan or a condition precedent to the making of such LIBOR Rate Loan is not satisfied or waived, Borrower shall indemnify Lender for all losses and any costs which Lender may sustain as a consequence thereof including, without limitation, the costs of re-employment of funds at rates lower than the cost to Lender of such funds. A certificate from Lender setting forth the amount due to it pursuant to this subparagraph (v) and the basis for, and the calculation of, such amount shall be, absent a showing by Borrower of manifest or demonstrable error, conclusive evidence of the amount due to it hereunder. Payment of the amount owed shall be due within fifteen (15) days after Borrower’s receipt of such certificate.

(c) Applicable Days for Computation of Interest. Computations of interest on Prime Rate Loans shall be made on the basis of a year of 365/366 days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. All other computations of interest and all computations of fees shall be made on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

SEA 1524722v5 58243-2

(d) Unavailable LIBOR Rate. If Lender determines that for any reason, fair and adequate means do not exist for establishing a particular Revolving LIBOR Rate or that a Revolving LIBOR Rate will not adequately and fairly reflect the cost to Lender of making or maintaining the principal amount of a particular LIBOR Rate Loan or that accruing interest on any LIBOR Rate Loan has become unlawful or is contrary to any internal policies (of general application), Lender may give notice of that fact to Borrower and such determination shall be conclusive and binding absent manifest error. After such notice has been given and until Lender notifies Borrower that the circumstances giving rise to such notice no longer exist, the interest rate or rates so identified in such notice shall no longer be available. Any subsequent request by Borrower to have interest accrue at such a Revolving LIBOR Rate shall be deemed to be a request for interest to accrue at the Revolving Prime Rate. If the circumstances giving rise to the notice described herein no longer exist, Lender shall notify Borrower in writing of that fact, and Borrower shall then once again become entitled to request that such Revolving LIBOR Rates apply to the Revolving Loans in accordance with Section 2.4(b).

(e) Compensation for Increased Costs. In the event that after the date hereof Lender shall determine in good faith that a change has occurred in any applicable law, regulation, treaty or directive or interpretation thereof by any authority charged with the administration or interpretation thereof, or any condition is imposed by any authority after the date hereof or any change occurs in any condition imposed by any authority on or prior to the date hereof which affects the amount of capital required to be maintained by banks generally or corporations controlling banks and Lender determines the amount by which Lender or any corporation controlling Lender is required to maintain or increase its capital is increased by, or based upon, the existence of this Agreement or of Lender’s Loans or Commitment hereunder; which, as a result thereof, increases the cost to Lender of making or maintaining the Loans or Commitments hereunder by an amount which Lender in its sole judgment deems material, then and in any such case Borrower shall pay to Lender on demand such amount or amounts as will compensate Lender for any increased cost actually incurred by Lender. The demand for payment by Lender shall be delivered to Borrower within a reasonable period after the additional cost is incurred or the amount received is reduced or the subject payment is made, and shall state the subjection or change which occurred or the reserve or deposit requirements or other conditions which have been imposed upon Lender or the request, direction or requirement with which it has complied, together with the date thereof, the amount of such cost, reduction or payment and the manner in which such amount has been calculated; provided, that Borrower shall in no event be required to compensate Lender pursuant to this Section 2.4(c) for any increased costs or deductions or payments incurred or made by Lender more than ninety (90) days prior to the date Lender notifies Borrower thereof. The statement of Lender as to the additional amounts payable pursuant to this Section 2.4(c) shall be, absent a showing by Borrower of manifest or demonstrable error, conclusive evidence of the amounts due hereunder. The protection of this Section 2.4(c) shall be available to Lender regardless of any possible contention of invalidity or inapplicability of the relevant law, regulation, treaty, directive, condition or interpretation thereof. In the event that Borrower pays Lender the amount necessary to compensate Lender for any charge, deduction or payment incurred or made by Lender as provided in this Section 2.4(c) and such charge, deduction or payment or any part thereof is subsequently returned to Lender as a result of the final determination of the invalidity or inapplicability of the relevant law, regulation, treaty, directive or condition, then Lender shall remit to Borrower the amount paid by Borrower which has actually been returned to Lender (together with any interest actually paid to Lender on such returned amount).

(c) Amendment to Section 2.6. Section 2.6(c) is amended and restated to read as follows:

(c) Non-Business Days. Whenever any payment hereunder or under any other Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation and payment of interest or commitment fees, as the case may be.

SEA 1524722v5 58243-2

 Notwithstanding the foregoing (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period

(d) Amendments to Section 2.7. Section 2.7 is amended and restated to read as follows:

Section 2.7 Prepayments. Prime Rate Loans may be repaid at any time without penalty or premium. If a LIBOR Rate Loan is paid prior to the end of the Interest Period, Borrower shall compensate Lender, upon written request by Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by Lender of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by the Lender in connection with the liquidation or re-employment of such funds) which Lender may sustain as a result of such payment. Such amounts shall be payable in all circumstances where a LIBOR Rate Loan is paid prior to the end of the Interest Period, regardless of whether such payment is voluntary, mandatory or the result of the Lender’s collection efforts.

(e) Amendment to Section 2.8. Section 2.8(a) is amended and restated to read as follows:

(a) Payments Before Default. Payments made by Borrower in respect of amounts owing by it hereunder or under any other Loan Document shall be applied in the manner directed by Borrower and, in the absence of any such direction, such payments shall be applied first, against fees, expenses and indemnities due hereunder or under any other Loan Document; second, against any interest due on any Revolving Loan, the Term Loan or any Reducing Non-Revolving Loan; third, against any Term Loan principal then due; fourth, against any principal on the Revolving Loans bearing interest at the Revolving Prime Rate until all such Revolving Loans are paid in full; fifth, against any principal on the LIBOR Rate Loans until all such LIBOR Rate Loans are paid in full; and, thereafter, to Term Loan principal not then due (applied to Borrower’s obligations in the inverse order of maturity).

(f) Amendment to Section 2.9. Section 2.9(b) is amended and restated to read as follows:

(b) Unused Commitment Fees. So long as Lender shall have any commitment to make Revolving Loans hereunder and, until payment in full of each Revolving Loan, Borrower agrees to pay to Lender, an unused commitment fee computed daily at a per annum rate equal to one eighth of one percent (0.125%) on the actual daily difference between the Credit Utilization and the Revolving Commitment Amount. Unused commitment fees shall be payable in arrears on the first Business Day following the last Business Day of each fiscal quarter of Borrower, on the Revolving Maturity Date, and on demand after the occurrence of an Event of Default.

(g) Amendment to Section 5.15. Section 5.15(b) is amended and restated to read as follows:

(b) [Reserved]

(h) Amendment to Schedules. Schedules 1, 2, 4 and 5 are each amended and restated as set forth in Schedules 1, 2, 4 and 5 attached hereto.

3. Conditions to Effectiveness. Notwithstanding anything contained herein to the contrary, this Amendment shall not become effective until each of the following conditions is fully and simultaneously satisfied:

                               (a) Delivery of Amendment. Borrower and Lender shall have executed and delivered counterparts of this Amendment to each other;

(b) Delivery of Note. Borrower shall have executed and delivered to Lender an Amended and Restated Promissory Note in the form of Exhibit A-1 attached hereto (the “Restated Note”);

(c) Payment of Fees. Borrower shall have paid to Lender an amendment fee in the amount of Twelve Thousand Five Hundred Dollars ($12,500) in respect of Lender’s agreement to enter into this Amendment;

(d) Corporate Authority. Lender shall have received such evidence of corporate authority and action as Lender shall reasonably request demonstrating that the execution, delivery and performance of this Amendment and the Restated Note has been duly authorized by Borrower;

(e) Representations True; No Default. The representations of Borrower as set forth in Article 4 of the Loan Agreement shall be true on and as of the date of this Amendment with the same force and effect as if made on and as of this date or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date. No Event of Default and no event which, with notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing or will occur as a result of the execution, delivery or performance of the Amendment Documents; and

(f) Other Documents. Lender shall have received such other documents, instruments, and undertakings as Lender may reasonably request.

4. Representations and Warranties. Borrower hereby represents and warrants to Lender that each of the representations and warranties set forth in Article 4 of the Loan Agreement is true and correct in each case as if made on and as of the date of this Amendment or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date. Borrower expressly agrees that it shall be an additional Event of Default under the Loan Agreement if any representation or warranty made hereunder shall prove to have been incorrect in any material respect when made.

5. No Further Amendment. Except as expressly modified by this Amendment, the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder.

6. Reservation of Rights. Borrower acknowledges and agrees that the execution and delivery by Lender of this Amendment shall not be deemed to create a course of dealing or otherwise obligate Lender to forbear or execute similar amendments under the same or similar circumstances in the future.

7. Miscellaneous.

(a) Entire Agreement. This Amendment and the other Amendment Documents comprise the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, representations or commitments.

(b) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment. Delivery of an originally executed signature page or pages hereto, a counterpart signature page, or a photocopy thereof transmitted by telephone facsimile transmission, shall be as effective as delivery of a manually signed counterpart of this Amendment.

(c) Governing Law. This Amendment and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed and interpreted in accordance with the laws of the State of Washington, excluding its conflicts of law rules.

SEA 1524722v5 58243-2

(d) Oral Agreements Not Enforceable.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.

BORROWER: KEY TECHNOLOGY, INC., an Oregon corporation

By /s/ Ronald W. Burgess
Its SR VP & CFO

LENDER: BANNER BANK, a Washington banking corporation

By /s/ Matt Tucker
Its SVP

SEA 1524722v5 58243-2

SCHEDULE 1

LITIGATION

1.	From time to time in the normal course of business, the Borrower is party to litigation concerning patent infringement or employment issues, either as claimant or defendant.

SEA 1524722v5 58243-2
1

SCHEDULE 2

LIENS

Part (a). Equipment Leases.

	Lessor/Lien Holder	Equipment/Collateral	Location	Inception Date
1.	Celtic Leasing Corp	CNC laser cutting system 4000 Watt Bystar 3015	Avery Street Walla Walla, WA	October, 2000
2.	Parametric Technology Corporation	Pro-E / Acuity	Avery Street Walla Walla, WA	April, 2002
3.	S.E. Rentals Pty Limited	Printer / Copier	Melbourne, Australia	May, 2002
4.	S.E. Rentals Pty Limited	Phone System	Melbourne, Australia	May, 2002

Part (b). Real Property Leases.

1.	Indenture of Lease dated December 30, 1999, as amended, between Borrower and John E. Mobley and Nancy L. Mobley, as assumed by Richard Lane and Lawrence Dozal

2.	Lease Agreement dated April 18, 1996 between Borrower and Port of Walla Walla, a municipal corporation in the state of Washington

3.	Lease Agreement dated October 17, 1989 between Borrower and Port of Walla Walla, a municipal corporation in the state of Washington

4.	Lease Agreement dated March 1, 2002 between Borrower and Regence Blue Cross Blue Shield of Oregon

5.	Lease Agreement dated May 1, 2004 between Borrower and Thomas F. Glynn and Winifred P Glynn, for office space in Dingley, Australia

Part (c). Liens to be Released.

1.	The liens held by U.S. Bank National Association which are being released in connection with this transaction.

SEA 1524722v5 58243-2
1

SCHEDULE 4

ENVIRONMENTAL MATTERS

1.	Borrower uses argon gas and liquid nitrogen in its manufacturing process, which is delivered to and stored in large bulk tanks on the exterior of Borrower’s manufacturing facilities.

2.	The use and disposal of ordinary cleaning materials for the office and kitchen and ordinary office supplies.

3.	Borrower’s manufacturing process produces scrap metal for which it is required to file Toxic Release Inventory Reporting - Form R with the Environmental Protection Agency.

SEA 1524722v5 58243-2
1

SCHEDULE 5

SUBSIDIARIES

	Name	Type of Entity	Jurisdiction	Owner	Percentage
1.	KTH USA, Inc.	Corporation	Oregon	Key Technology, Inc.	100%
2.	Key Technology AMVC LLC	Limited Liability Company	Oregon	Key Technology, Inc.	100%
3.	Key Technology Holdings USA LLC	Limited Liability Company	Oregon	Key Technology, Inc.	100%
4.	Suplusco Holding B.V.	Corporation	Netherlands	Key Technology Holdings USA LLC	100%
5.	Key Technology B.V.	Corporation	Netherlands	Suplusco Holding B.V.	100%
6.	Key Technology Australia Pty. Ltd.	Corporation	Australia	Key Technology, Inc.	100%

SEA 1524722v5 58243-2
2

EXHIBIT A-1

AMENDED AND RESTATED REVOLVING NOTE

$10,000,000.00                                                                                           March  31, 2005
Walla Walla, Washington

FOR VALUE RECEIVED, the undersigned, KEY TECHNOLOGY, INC., an Oregon corporation (the “Borrower”), hereby promises to pay to the order of BANNER BANK, a Washington banking corporation (the “Lender”) on the Revolving Maturity Date the unpaid principal balance of all Revolving Loans made by Lender under this Note, in a maximum amount not to exceed Ten Million Dollars ($10,000,000), together with interest thereon from the date hereof until maturity at a per annum rate equal to the Revolving Interest Rate as defined below (changing as the Revolving Interest Rate changes); provided, however, that after the occurrence and during the continuation of an Event of Default, interest shall accrue at a per annum rate equal to three percent (3%) above the Prime Rate (changing as such Prime Rate changes). Notwithstanding anything herein to the contrary, interest shall not accrue at a rate in excess of the maximum rate permitted by applicable law.

This Note amends, restates and continues that certain Promissory Note made by Borrower in favor of Lender dated August 9, 2002 in the amount of Ten Million Dollars ($10,000,000).

Borrower further agrees as follows:

1. All payments of principal and interest on this Note shall be made by paying the same in United States Dollars and in immediately available funds to Lender in accordance with wire transfer instructions as may be provided to Borrower from time to time, at its main office, Walla Walla, Washington, not later than 2:00 p.m. (Walla Walla time) on the date on which such payment shall become due. If such payment is received after 2:00 p.m., then it will be deemed received on the next Business Day.

2. On each day that the aggregate outstanding principal balance of all Revolving Loans exceeds the Borrowing Base, Borrower shall repay Revolving Loans in such an amount as is necessary to reduce such aggregate outstanding principal balance to an amount equal to or less than the Borrowing Base.

3. As used herein “Revolving Interest Rate” shall mean for each Revolving Loan (or portion thereof), the Revolving Prime Rate or the Revolving LIBOR Rate, as designated by Borrower in an Interest Rate Notice given with respect to such Revolving Loan (or portion thereof) or as otherwise determined pursuant to Section 2.4(b) of the Loan Agreement (as defined below). Accrued but unpaid interest on each Revolving Loan (or portion thereof) bearing interest at the Revolving LIBOR Rate (a “LIBOR Rate Loan”) shall be paid in arrears on the last day of each Interest Period. Accrued but unpaid interest on each Revolving Loan (or portion thereof) bearing interest at the Revolving Prime Rate (a “Prime Rate Loan”) shall be paid in arrears on the first Business Day of each calendar month, and at the Revolving Maturity Date. Accrued interest on each Revolving Loan shall be payable on demand after the occurrence of an Event of Default.

4. This Note is issued under and is subject to the terms of that certain Loan Agreement dated as of August 9, 2002, by and between Borrower and Lender (as amended from time to time, the “Loan Agreement”). Capitalized terms not defined herein have the meanings set forth in the Loan Agreement.

5. It is expressly provided that if any of the Events of Default described in Section 7.1(g) or Section 7.1(h) of the Loan Agreement shall occur, the entire unpaid balance of the principal and interest hereunder shall be immediately due and payable in accordance with the terms of the Loan Agreement. It is also expressly provided that upon the occurrence of any other Event of Default, the entire remaining unpaid balance of the principal and interest may be declared by Lender to be immediately due and payable in accordance with the terms of the Loan Agreement.

SEA 1524722v5 58243-2

6. Borrower may repay Prime Rate Loans at any time without penalty or premium. Prepayment of all or any portion of a LIBOR Rate Loan prior to the end of the Interest Period then in effect with respect to such LIBOR Rate Loan, whether voluntary, mandatory or as the result of Lender’s collection efforts, shall be subject to the payment fees as described in Section 2.7 of the Loan Agreement.

7. The unpaid principal balance of the Revolving Loans made hereunder shall be the total amount advanced hereunder, less the amount of the principal payments made hereon. This Note is given to avoid the execution of an individual note for each Revolving Loan made by Lender to Borrower. This Note evidences a revolving credit and up to the Revolving Commitment Amount and during the Revolving Commitment Period, Borrower may pay, prepay and reborrow. Lender is hereby authorized to record the date and amount of each Revolving Loan it makes hereunder and the date and amount of each payment of principal and interest thereon on a schedule annexed hereto and constituting a part of this Note or maintained in connection herewith. Any such recordation by Lender shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation or any error in any such recordation shall not affect the obligations of Borrower hereunder.

8. Each maker, surety, guarantor and endorser of this Note expressly waives all notices, demands for payment, presentations for payment, notices of intention to accelerate the maturity, protest and notice of protest.

9. In the event this Note is placed in the hands of an attorney for collection, or suit is brought on the same, or the same is collected through bankruptcy or other judicial proceedings, Borrower agrees and promises to pay reasonable attorneys’ fees and collection costs, including all out-of-pocket expenses and the allocated costs and disbursements of internal counsel, incurred by Lender.

10. This Note has been executed and delivered in and shall be governed by and construed in accordance with the laws of the State of Washington, excluding its conflict of laws rules. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the City of Walla Walla, Walla Walla County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Note and hereby waives any objection to venue in any such court and any claim that such forum is an inconvenient forum.

BORROWER: KEY TECHNOLOGY, INC., an Oregon corporation

By /s/ Ronald W. Burgess
Its SR VP & CFO

SEA 1524722v5 58243-2
2

Schedule 1
to Key Technology, Inc. Amended and Restated Revolving Note

Date	Amount of Loan	Prime Rate	Amount of Principal Paid	Unpaid Principal Balance	Notation By